As filed with the Securities and Exchange Commission
on July 27, 2001                                              File No. 333-65194
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------


                                 AMENDMENT NO. 1

                                       TO
                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                              KAISER VENTURES LLC
             (Exact name of Registrant as specified in its charter)

             Delaware                                      33-0972983
---------------------------------              ---------------------------------
  (State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                    Identification Number)

                     3633 E. Inland Empire Blvd., Suite 850
                           Ontario, California 91764
                                 (909) 483-8500
                    (Address of Principal Executive Offices)

                            -----------------------

             Terry L. Cook                    Copies of communications sent to:
       Executive Vice President                     Theodore E. Guth, Esq.
3633 E. Inland Empire Blvd., Suite 850              Guth | Christopher LLP
       Ontario, California 91764            10866 Wilshire Boulevard, Suite 1250
            (909) 483-8500                       Los Angeles, California  90024
(Name and address of agent for service)                (310) 474-8809

                            -----------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_].

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]


                            -----------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
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     This Amendment No. 1 to the Registration Statement on Form S-4 (the
"Registration Statement") of Kaiser Ventures LLC, a Delaware limited liability company, is being filed solely for the following purposes.

     1. To remove the reference to Rule 434 on the facing page of the Registration Statement.

     2.  To add the following legend to the facing page of the Registration
         Statement:

     "The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
     Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine."